UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2025

PERIMETER SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41027	33-2098357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
8000 Maryland Avenue, Suite 350
Clayton, Missouri 63105
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PRM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Perimeter Solutions, Inc. (the “Company”) and Edward Goldberg have agreed that Mr. Goldberg will no longer serve as Vice Chairman of the Company effective March 31, 2026 (the “Effective Date”). Following the Effective Date, the Company expects that Mr. Goldberg will remain with the Company as a consultant to continue advising the Company on strategic matters relating to the Fire Safety business and fostering relationships with key customers, governmental agencies, industry associations and trade groups and other constituencies important to the Company.

The Company expects to enter into a separation agreement with Mr. Goldberg, the material terms of which will be disclosed once they have been finalized and approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, Inc.

Date: November 6, 2025	By:	/s/ Kyle Sable
Kyle Sable
Chief Financial Officer